Exhibit 99.13

SPECIAL MEETING OF STOCKHOLDERS OF

US LEC CORP.

FEBRUARY 28, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

■

The Board of Directors unanimously recommends a vote “FOR” each of Proposals 1, 2 and 3 below. To vote in accordance with the Board of Directors’ recommendation and “FOR” Proposal 4 below, merely sign this proxy card; no boxes need to be checked.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this Proxy will be voted “FOR” Proposals 1, 2, 3 and 4 set forth above if no instruction to the contrary is indicated or if no instruction given. Copies of the Notice of Meeting and of the Joint Proxy Statement/Prospectus have been received by the undersigned.		1.	Adoption of the agreement and Plan of Merger, dated August 11, 2006, as amended, among PAETEC Corp., US LEC Corp., PAETEC Holding Corp., WC Acquisition Sub P Corp, and WC Acquisition Sub U Corp., and approval of the merger of WC Acquisition Sub U Corp. with and into US LEC Corp. Approval of Proposal 2 or Proposals 2(A) through 2(F) is a condition of approval of this merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE COMPLETE PROPOSAL 2 OR SUB-PROPOSALS 2(A) THROUGH 2(F), BUT NOT BOTH. IF YOU MARK BOTH PROPOSAL 2 AND ANY OF SUB-PROPOSALS 2(A) THROUGH 2(F) BELOW, ONLY YOUR VOTE ON PROPOSAL 2 WILL BE COUNTED.

		2.	If you wish to vote FOR or AGAINST, or to ABSTAIN with respect to, the proposal to approve the Restated Certificate of Incorporation of PAETEC Holding Corp. in its entirety (including ALL proposed provisions of the restated certificate of incorporation listed in Sub-Proposals 2(A) through 2(F) below) in the form attached as Annex F to and described in the Joint Proxy Statement/Prospectus, please mark the appropriate box in this Proposal 2 and skip Sub-Proposals 2(A) through 2(F) below. Approval of Proposal 1 is a condition to approval of this Restated Certificate of Incorporation.	☐	☐	☐

Alternatively, if you wish to vote separately FOR or AGAINST, or to ABSTAIN with respect to, each proposed provision of the Restated Certificate of Incorporation of PAETEC Holding Corp. listed in Sub-Proposals 2(A) through 2(F) below and described in the Joint Proxy Statement/Prospectus, please mark the appropriate box in each of Sub-Proposals 2(A) through 2(F) below. A vote AGAINST, or an ABSTENTION with respect to, ANY of Sub-Proposals 2(A) through 2(F) below will have the same effect as a vote AGAINST a necessary requirement of the mergers referred to in the Joint Proxy Statement/Prospectus. Approval of Proposal 1 is a condition to approval of each proposed provision of this Restated Certificate of Incorporation listed in Sub-Proposals 2(A) through 2(F) below.

		2(A)	Approval of an increase in the authorized capital stock of PAETEC Holding Corp. to 320,000,000 shares, consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock.	☐	☐	☐

		2(B)	Approval of the divestiture of the requirement of any class or series vote to change the number of authorized shares of any class of any class or series of PAETEC Holding Corp. capital stock.	☐	☐	☐

		2(C)	Approval of supermajority vote requirement to amend provisions of the PAETEC Holding Corp. bylaws that fix the size and composition of the board until the third anniversary of the effective time of the mergers.	☐	☐	☐

		2(D)	Approval of a classified board consisting of three classes of directors, with each class coming up for election every three years.	☐	☐	☐

		2(E)	Approval of restrictions on the ability of stockholders to act by written consent on lieu of a meeting of stockholders.	☐	☐	☐

		2(F)	Approval of the divestiture of the right of PAETEC Holding Corp. stockholders to approve amendments to the restated certificate of incorporation that relate solely to terms of preferred stock that may be issued in the future.	☐	☐	☐

		3.	Approval of PAETEC Holding Corp. 2007 Omnibus Incentive Plan in the form attached as Annex I. Approval of Proposal 1 and approval of Proposal 2 or Proposals 2(A) through 2(F) are conditions to approval of this Omnibus Incentive Plan.	☐	☐	☐

		4.	Approval of one or more adjournments of the Special Meeting of Stockholders, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposals 1, 2 and 3.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	5.	The proxies are also authorized to vote in their discretion on such other business as may properly be brought before the Special Meeting of Stockholders or any adjournments or postponements thereof.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.			■

If you are voting by mail,

please date, sign and

mail your proxy card in

the envelope provided as

soon as possible.

US LEC CORP.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 28, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Richard T. Aab and J. Lyle Patrick, and each of them, proxies, each with full power of substitution, and hereby authorizes them, to represent and to vote all the shares of common stock and preferred stock of US LEC Corp. held of record by such stockholder on January 31, 2007, at the Special Meeting of Stockholders to be held at US LEC’s Corporate Headquarters located at Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina, on February 28, 2007, at 9:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and in the discretion of such proxies upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice and Joint Proxy Statement/Prospectus, the receipt of which such stockholder acknowledges.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, “FOR” the proposals 1, 2, 3 and 4, and as said proxies deem advisable on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

US LEC CORP.

FEBRUARY 28, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR - TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR - INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

¯Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.¯

■

The Board of Directors unanimously recommends a vote “FOR” each of Proposals 1, 2 and 3 below. To vote in accordance with the Board of Directors’ recommendation and “FOR” Proposal 4 below, merely sign this proxy card; no boxes need to be checked.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this Proxy will be voted “FOR” Proposals 1, 2, 3 and 4 set forth above if no instruction to the contrary is indicated or if no instruction given. Copies of the Notice of Meeting and of the Joint Proxy Statement/Prospectus have been received by the undersigned.	1.	Adoption of the agreement and Plan of Merger, dated August 11, 2006, as amended, among PAETEC Corp., US LEC Corp., PAETEC Holding Corp., WC Acquisition Sub P Corp, and WC Acquisition Sub U Corp., and approval of of the merger of WC Acquisition Sub U Corp. with and into US LEC Corp. Approval of Proposal 2 or Proposals 2(A) through 2(F) is a condition of approval of this merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	PLEASE COMPLETE PROPOSAL 2 OR SUB-PROPOSALS 2(A) THROUGH 2(F), BUT NOT BOTH. IF YOU MARK BOTH PROPOSAL 2 AND ANY OF SUB-PROPOSALS 2(A) THROUGH 2(F) BELOW, ONLY YOUR VOTE ON PROPOSAL 2 WILL BE COUNTED.

	2.	If you wish to vote FOR or AGAINST, or to ABSTAIN with respect to, the proposal to approve the Restated Certificate of Incorporation of PAETEC Holding Corp. in its entirety (including ALL proposed provisions of the restated certificate of incorporation listed in Sub-Proposals 2(A) through 2(F) below) in the form attached as Annex F to and described in the Joint Proxy Statement/Prospectus, please mark the appropriate box in this Proposal 2 and skip Sub-Proposals 2(A) through 2(F) below. Approval of Proposal 1 is a condition to approval of this Restated Certificate of Incorporation.	☐	☐	☐

	Alternatively, if you wish to vote separately FOR or AGAINST, or to ABSTAIN with respect to, each proposed provision of the Restated Certificate of Incorporation of PAETEC Holding Corp. listed in Sub-Proposals 2(A) through 2(F) below and described in the Joint Proxy Statement/Prospectus, please mark the appropriate box in each of Sub-Proposals 2(A) through 2(F) below. A vote AGAINST, or an ABSTENTION with respect to, ANY of Sub-Proposals 2(A) through 2(F) below will have the same effect as a vote AGAINST a necessary requirement of the mergers referred to in the Joint Proxy Statement/Prospectus. Approval of Proposal 1 is a condition to approval of each proposed provision of this Restated Certificate of Incorporation listed in Sub-Proposals 2(A) through 2(F) below.

	2(A)	Approval of an increase in the authorized capital stock of	☐	☐	☐

PAETEC Holding Corp. to 320,000,000 shares, consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock.

		2(B)	Approval of the divestiture of the requirement of any class or series vote to change the number of authorized shares of any class of any class or series of PAETEC Holding Corp. capital stock.	☐	☐	☐

		2(C)	Approval of supermajority vote requirement to amend provisions of the PAETEC Holding Corp. bylaws that fix the size and composition of the board until the third anniversary of the effective time of the mergers.	☐	☐	☐

		2(D)	Approval of a classified board consisting of three classes of directors, with each class coming up for election every three years.	☐	☐	☐

		2(E)	Approval of restrictions on the ability of stockholders to act by written consent in lieu of a meeting of stockholders.	☐	☐	☐

		2(F)	Approval of the divestiture of the right of PAETEC Holding Corp. stockholders to approve amendments to the restated certificate of incorporation that relate solely to terms of preferred stock that may be issued in the future.	☐	☐	☐

		3.	Approval of PAETEC Holding Corp. 2007 Omnibus Incentive Plan in the form attached as Annex I. Approval of Proposal 1 and approval of Proposal 2 or Proposals 2(A) through 2(F) are conditions to approval of this Omnibus Incentive Plan.	☐	☐	☐

		4.	Approval of one or more adjournments of the Special Meeting of Stockholders, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposals 1, 2 and 3.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	5.	The proxies are also authorized to vote in their discretion on such other business as may properly be brought before the Special Meeting of Stockholders or any adjournments or postponements thereof.	☐	☐	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.			■